AGREEMENT AND PLAN OF MERGER
                          ----------------------------


         THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made as of July 20, 2006, by and between Gift Liquidators, Inc., an Oklahoma corporation ("Gift Liquidators") and Excellency Investment Realty Trust, Inc., its wholly-owned Maryland subsidiary ("Excellency Investment Realty Trust") (Gift Liquidators and Excellency Investment Realty Trust shall sometimes be referred to herein collectively as the "Constituent Corporations").

                                   BACKGROUND

         WHEREAS, Gift Liquidators is a corporation duly organized and existing under the laws of the State of Oklahoma, and Excellency Investment Realty Trust is a corporation duly organized and existing under the laws of the State of Maryland.

         WHEREAS, the authorized capital stock of Gift Liquidators consists of 24,000,000 shares of common stock, $0.01 par value per share (the "Gift Liquidators Common Stock"), of which 118,537 shares are issued and outstanding; and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share (the "Gift Liquidators Preferred Stock "), of which 11,000 shares are designated as Series A Preferred Stock ("Gift Liquidators Series A Preferred Stock"), all of which are issued and outstanding, and 20,000 shares are designated as Series B Preferred Stock ("Gift Liquidators Series B Preferred Stock"), none of which are issued and outstanding; and

         WHEREAS, the authorized capital stock of Excellency Investment Realty Trust consists of: (i) 201,000,000 shares of common stock, $0.01 par value ("Excellency Investment Realty Trust Common Stock"), of which 1,000 shares are issued and outstanding and held by Gift Liquidators, and (ii) 1,000,000 shares of preferred stock, $0.01 par value per share (the "Excellency Investment Realty Trust Preferred Stock"), of which 11,000 shares are designated as Series A Convertible Preferred Stock ("Excellency Investment Realty Trust Series A Preferred Stock"), none of which are issued and outstanding, and 20,000 shares are designated as Series B Convertible Preferred Stock ("Excellency Investment Realty Trust Series B Preferred Stock"), none of which are issued and outstanding.

         WHEREAS, the respective boards of directors of the Constituent Corporations deem it advisable and in the best interests of their respective corporations and stockholders that Gift Liquidators be merged with and into Excellency Investment Realty Trust pursuant to the terms and conditions set forth in this Agreement (the "Merger"); and

         WHEREAS, the respective Boards of Directors of the Constituent Corporations have approved this Agreement by resolutions duly adopted by them in accordance with the laws of their respective jurisdictions of incorporation; and

         WHEREAS, the Constituent Corporations wish to effect the Merger as a plan of reorganization in accordance with the provisions of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in accordance with applicable law, the parties hereto do hereby adopt the plan of reorganization encompassed by this Agreement, and do hereby agree that Gift Liquidators shall merge with and into Excellency Investment Realty Trust in accordance with the following terms and conditions:

1.       MERGER
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         1.1      Merger; Surviving Corporation.
                  -----------------------------

                  (a) The effective time of the Merger (the "Effective Time") will occur at the latest of: (i) the time and date that the stockholders of each of Gift Liquidators and Excellency Investment Realty Trust have approved this Agreement and the Merger, (ii) the time and date that a Articles of Merger are duly filed with the Maryland Department of Assessments and Taxation with respect to the Merger, or such later date and time as is set forth therein, and (iii) the time and date that a Certificate of Ownership and Merger is duly filed with the Secretary of State of the State of Oklahoma with respect to the Merger, or such later date and time as is set forth therein.

                  (b) At the Effective Time, Gift Liquidators will be merged with and into Excellency Investment Realty Trust, with Excellency Investment Realty Trust being the surviving corporation of the Merger (the "Surviving Corporation"). At the Effective Time, the corporate existence of Gift Liquidators will cease, and the Surviving Corporation will succeed to all of the business, properties, assets, and liabilities of the Constituent Corporations.

         1.2      Certificate Of Incorporation and Bylaws.
                  ---------------------------------------

                  (a) From and after the Effective Time, the Certificate of Incorporation of Excellency Investment Realty Trust, as in effect immediately prior to the Effective Time, will be the Certificate of Incorporation of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Maryland.

                  (b) From and after the Effective Time, the Bylaws of Excellency Investment Realty Trust, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation, until altered, amended, or repealed in accordance with the laws of the State of Maryland.

         1.3      Directors And Officers.
                  ----------------------

                  (a) The number of directors of Excellency Investment Realty Trust immediately prior to the Effective Time will be the number of directors of the Surviving Corporation from and after the Effective Time, until such number is altered in accordance with the laws of the State of Maryland. The directors of Excellency Investment Realty Trust immediately prior to the Effective Time will be the directors of the Surviving Corporation from and after the Effective Time and will hold office from and after the Effective Time in accordance with the bylaws of the Surviving Corporation until their respective successors are duly appointed or elected and qualified.

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

                  (b) The officers of Excellency Investment Realty Trust immediately prior to the Effective Time will be the officers of the Surviving Corporation from and after the Effective Time and will hold the same offices from and after the Effective Time in accordance with the bylaws of the Surviving Corporation until their respective successors are duly appointed or elected and qualified.

         1.4      Terms Of Merger.
                  ---------------

                  (a) At the Effective Time, the shares of capital stock of Gift Liquidators will be converted into shares of capital stock of Excellency Investment Realty Trust as follows:

                    (i) each share of Gift Liquidators Common Stock issued and outstanding immediately before the Effective Time will, automatically and without further act of Gift Liquidators, Excellency Investment Realty Trust, or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and non-assessable share of Excellency Investment Realty Trust Common Stock subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time;

                    (ii) each share of Gift Liquidators Series A Preferred Stock issued and outstanding immediately before the Effective Time will, automatically and without further act of Gift Liquidators, Excellency Investment Realty Trust Series A Preferred Stock, or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and non-assessable share of Excellency Investment Realty Trust Series A Preferred Stock subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time;

                    (ii) each share of Gift Liquidators Series B Preferred Stock issued and outstanding immediately before the Effective Time will, automatically and without further act of Gift Liquidators, Excellency Investment Realty Trust Series B Preferred Stock, or any holder thereof, be extinguished and converted into one issued and outstanding and fully paid and non-assessable share of Excellency Investment Realty Trust Series B Preferred Stock subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time;

                    (iii) any share of Gift Liquidators Common Stock held in the treasury immediately before the Effective Time will, automatically and without further act of Gift Liquidators or Excellency Investment Realty Trust, be extinguished and converted into one fully paid and nonassessable share of Excellency Investment Realty Trust Common Stock to be held in the treasury of Excellency Investment Realty Trust subject to the same terms, conditions, and restrictions, if any, as existed immediately before the Effective Time.

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

                  (b) Each person who, as a result of the Merger, holds one or more certificates representing one or more shares of Gift Liquidators Common Stock may surrender any such certificate to Excellency Investment Realty Trust, and, upon such surrender, Excellency Investment Realty Trust will, within a reasonable time, deliver to such person, in substitution and exchange therefor, one or more certificates evidencing the number of shares of Excellency Investment Realty Trust Common Stock, that such person is entitled to receive in accordance with the terms of this Agreement, in substitution for the number of shares of Gift Liquidators Common Stock represented by each certificate so surrendered; provided, however, that no such holder will be required to surrender any such certificate until such certificate otherwise would be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

                  (c) Each person who, as a result of the Merger, holds one or more certificates representing one or more shares of Gift Liquidators Preferred Stock may surrender any such certificate to Excellency Investment Realty Trust, and, upon such surrender, Excellency Investment Realty Trust will, within a reasonable time, deliver to such person, in substitution and exchange therefor, one or more certificates evidencing the number of shares of Excellency Investment Realty Trust Preferred Stock, that such person is entitled to receive in accordance with the terms of this Agreement, in substitution for the number of shares of Gift Liquidators Preferred Stock represented by each certificate so surrendered; provided, however, that no such holder will be required to surrender any such certificate until such certificate otherwise would be surrendered for transfer on the books of the issuing corporation in the ordinary course of business.

                  (d) At the Effective Time, all of the shares of capital stock of Excellency Investment Realty Trust issued or outstanding immediately before the Effective Time will, automatically and without further act of Gift Liquidators, Excellency Investment Realty Trust, or any holder thereof, be cancelled and cease to exist, without any consideration being payable therefor.

2.       MISCELLANEOUS
         -------------

         2.1 Consent To Service Of Process. Excellency Investment Realty Trust hereby consents and agrees, effective as of the Effective Time, to be sued and served with process in the State of Oklahoma in any proceeding for the enforcement of any obligations of Gift Liquidators and in any proceeding for the enforcement of the rights, if any, of a dissenting stockholder of Gift Liquidators against Excellency Investment Realty Trust. Excellency Investment Realty Trust hereby irrevocably appoints the Secretary of State of the State of Oklahoma as its agent to accept service of process in any such proceeding from and after the Effective Time.

         2.2 Accounting Matters. Except as herein provided with respect to the cancellation of the outstanding shares of Gift Liquidators, the assets, liabilities, reserves, and accounts of Gift Liquidators and Excellency Investment Realty Trust will be taken up or continued on the books of Excellency Investment Realty Trust in the respective amounts at which such assets, liabilities, reserves, and accounts have been carried on the books of Gift Liquidators and Excellency Investment Realty Trust immediately before the Effective Time, subject to such adjustments, and such elimination of intercompany items, as may be appropriate to give effect to the Merger.

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

         2.3 Expenses Of Merger. From and after the Effective Time, Excellency Investment Realty Trust will pay all unpaid expenses of carrying this Agreement into effect and accomplishing the Merger.

         2.4 Further Assurances. If, at any time from and after the Effective Time, Excellency Investment Realty Trust believes or is advised that any further assignment or assurance in law is necessary or desirable to vest in Excellency Investment Realty Trust the title to any property or rights of Gift Liquidators, the proper officers of Excellency Investment Realty Trust are hereby authorized, in the name of Gift Liquidators or otherwise, to execute and make all such proper assignments and assurances in law, and to do all other things necessary or proper to vest such property or rights in Excellency Investment Realty Trust and otherwise to carry out the purposes of this Agreement.

         2.5 Approval. This Agreement will be submitted for approval by the holders of Gift Liquidators Common Stock at an annual or special meeting of stockholders, or Gift Liquidators will acquire the necessary shareholder consents pursuant to applicable law. The execution of this Agreement constitutes the approval hereof, and of the transactions contemplated hereby, by written consent of Gift Liquidators in its capacity as sole stockholder of Excellency Investment Realty Trust.

         2.6 Termination and Abandonment. At any time before the Effective Time and for any reason, this Agreement may be terminated and abandoned by the board of directors of either party, notwithstanding approval of this Agreement by the stockholders of Gift Liquidators and Excellency Investment Realty Trust. Upon any such termination, this Agreement will become null and void and have no force or effect, without any liability to any person on the part of Gift Liquidators or Excellency Investment Realty Trust or their respective stockholders, directors, or officers.

         2.7 Amendment. At any time before the Effective Time and for any reason, this Agreement may be amended, notwithstanding approval of this agreement by the stockholders of Gift Liquidators or Excellency Investment Realty Trust, by an agreement in writing executed in the same manner as this Agreement; provided, however, that after approval of this Agreement by the stockholders of Gift Liquidators, this Agreement may not be amended, without such further approval as is required by law, to the extent that such amendment would: (i) alter or change the amount or kind of shares to be received by the stockholders of Excellency Investment Realty Trust or Gift Liquidators in the Merger, (ii) alter or change any term of the Certificate of Incorporation of Excellency Investment Realty Trust, or (iii) effect any alteration or change that would adversely affect the stockholders of Gift Liquidators or Excellency Investment Realty Trust.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                GIFT LIQUIDATORS, INC.,
                                an Oklahoma corporation


                                By:  /s/ David Mladen
                                   ---------------------------------------------
                                         Name:   David Mladen
                                         Title:  President & Chief Executive
                                                 Officer



                                EXCELLENCY INVESTMENT REALTY TRUST, INC., a Maryland corporation


                                By:  /s/ David Mladen
                                   ---------------------------------------------
                                         Name:   David Mladen
                                         Title:  President & Chief Executive
                                                 Officer







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